Exhibit 1.1

CORECIVIC, INC.

$250,000,000

4.75% SENIOR NOTES DUE 2027

UNDERWRITING AGREEMENT

October 11, 2017

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

J.P. MORGAN SECURITIES LLC

SUNTRUST ROBINSON HUMPHREY, INC.

As Representatives of the several Underwriters

UNDERWRITING AGREEMENT

October 11, 2017

MERRILL LYNCH, PIERCE, FENNER & SMITH

          INCORPORATED

J.P. MORGAN SECURITIES LLC

SUNTRUST ROBINSON HUMPHREY, INC.

As Representatives of the several Underwriters

c/o	MERRILL LYNCH, PIERCE, FENNER & SMITH

          INCORPORATED

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Introductory. CoreCivic, Inc., a Maryland corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”) an aggregate of $250,000,000 in principal amount of its 4.75% Senior Notes due 2027 (the “Notes”), subject to the terms and conditions set forth in this Underwriting Agreement (this “Agreement”). Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc. have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Notes. The Notes will be guaranteed (collectively, the “Guarantees”), jointly and severally, on a senior unsecured basis by each of the subsidiary guarantors named in Schedule B hereto (the “Notes Guarantors”). The Notes and the Guarantees are collectively referred to herein as the “Securities.” The Securities are to be issued pursuant to the provisions of an indenture dated as of September 25, 2015 (the “Base Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by a second supplemental indenture to be dated as of October 13, 2017 (the “Supplemental Indenture”), by and among the Company, the Notes Guarantors and the Trustee. The Base Indenture, as supplemented by the Supplemental Indenture, is referred to herein as the “Indenture.”

SECTION 1. Representations and Warranties of the Company and the Notes Guarantors. The Company and each Notes Guarantor hereby, jointly and severally, represent, warrant and covenant to each Underwriter as follows:

(a) Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (Registration No. 333-204234), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities. Such registration statement, including the exhibits and schedules thereto and any post-effective amendments thereto, at the time it became effective for purposes of

Section 11 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A, 430B and 430C (the “Rule 430 Information”) under the Securities Act, is called the “Registration Statement.” Any preliminary prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof that omits Rule 430 Information and is used prior to filing of the final prospectus relating to the Securities and the offering thereof is called, together with the Base Prospectus, a “preliminary prospectus.” The term “Prospectus” shall mean the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”). If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the effective date of the Registration Statement or the date of such preliminary prospectus or the Prospectus, as the case may be, and any reference to amend, amendment or supplement to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any document filed after the date of such Registration Statement, preliminary prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), that are deemed incorporated by reference in such Registration Statement, preliminary prospectus or Prospectus, as the case may be.

(b) Compliance with Registration Requirements. The Registration Statement became effective upon filing with the Commission under the Securities Act, and at the time of the filing of the Registration Statement and any post-effective amendment thereto, the Company met the requirements for the use of an “automatic shelf” registration statement” (as defined in Rule 405 under the Securities Act). No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering have been instituted, are pending or, to the knowledge of the Company, are threatened by the Commission. No stop order preventing or suspending the use of any preliminary prospectus has been issued by the Commission.

Each preliminary prospectus and the Prospectus when filed complied or will comply in all material respects with the Securities Act and, if filed by electronic transmission pursuant to the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) (except as may be permitted by Regulation S-T under the Securities Act), was or will be identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Securities. Each preliminary prospectus, at the time of filing thereof, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at the date hereof, complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “TIA”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, at the time of any filing pursuant to Rule 424(b) under the Securities Act and at the Closing Date (as defined herein), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to (i) the Statement of Eligibility and Qualification of the Trustee under the TIA or (ii) statements in or omissions from the Registration Statement or any post-effective amendment thereto, any preliminary prospectus or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing through the Representatives by or on behalf of any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Representatives consists of the information described as such in Section 7(b) hereof. There is no material contract or other material document required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement by the Securities Act that has not been described or filed as required or incorporated therein by reference as permitted by the Securities Act.

The documents incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package (as defined below), when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable; none of such documents incorporated by reference in the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading, and none of such documents incorporated by reference in the Prospectus and the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable; none of such documents incorporated by reference in the Registration Statement will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, and none of such documents incorporated by reference in the Prospectus and the Disclosure Package will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) Company is a Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act, and (iv) at the Applicable Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 of the Securities Act), which was filed with the Commission not earlier than three years prior to the date hereof, and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and the Company is eligible to use Form S-3 as the form for the Registration Statement.

(d) Disclosure Package. The term “Disclosure Package” shall mean (i) the Base Prospectus as supplemented by the preliminary prospectus supplement dated October 11, 2017, relating to the Securities and the offering thereof and filed by the Company with the Commission under Rule 424(b) of the Securities Act on such date, and (ii) any “free writing prospectus” (as defined in Rule 405 of the Securities Act), identified in Schedule C hereto, including the Final Term Sheet (as defined herein) that is identified in Schedule C hereto. As of 3:05 p.m. (Eastern time) on the date of this Agreement (the “Applicable Time”), the Disclosure Package did not, and at the Closing Date, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Disclosure Package and no statement of material fact included in the Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(e) Company Not Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement covering the offering of the Securities that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) and (ii) as of the Applicable Time (with such time being used as the determination time for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act);

(f) Issuer Free Writing Prospectuses. The Company and the Notes Guarantors (including their agents and representatives, other than the Underwriters in their capacity as such) have not used, authorized, approved or referred to and will not use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company and the Notes Guarantors or their agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the preliminary prospectus, (iii) the Prospectus, (iv) the documents listed on Schedule C hereto as constituting the Disclosure Package and (v) any electronic road show or other written communications, in each case, approved in writing in advance by the Representatives. Neither any Issuer Free Writing Prospectus nor the Final Term Sheet, as of its respective issue date and at all subsequent times through the completion of the offering of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, included or will include any information that conflicted, conflicts or will conflict with (within the meaning of Rule 433(c) of the Securities Act) the information contained or incorporated by reference in the Registration Statement that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the preliminary prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing three sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(g) Accuracy of Statements in Prospectus. The statements in each of the Disclosure Package and the Prospectus (or the documents incorporated by reference therein) under the headings “Risk Factors – We are subject to legal proceedings associated with owning and managing correctional and detention facilities,” “Risk Factors –Though management believes CoreCivic’s pending DOJ matter to be without merit and immaterial, we are subject to legal proceedings associated with the DOJ,” “Description of Notes,” “United States Federal Income Tax Considerations” and “Certain ERISA Considerations,” and insofar as such statements purport to describe the provisions of laws, agreements, documents and proceedings referred to therein, are accurate in all material respects.

(h) [Reserved].

(i) Company and Subsidiaries Not an “Investment Company”. Neither the Company nor any of its subsidiaries is, or after giving effect to the offering and sale of the Securities and upon application of the net proceeds therefrom as described under the caption “Use of Proceeds” in each of the preliminary prospectus and the Prospectus will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(j) Reporting Company. The Company is subject to Section 13 or 15(d) of the Exchange Act.

(k) Market and Customer Data. The market-related and customer-related data and estimates included under the caption “Summary” or incorporated by reference in each of the Disclosure Package and the Prospectus are based on or derived from sources which the Company and the Notes Guarantors believe to be reliable and accurate in all material respects.

(l) Incorporation and Good Standing of the Company and its Subsidiaries. The Company and each of its subsidiaries have been duly organized and are validly existing as corporations or limited liability companies in good standing under the laws of their respective jurisdictions of incorporation or organization, are duly qualified to do business and are in good standing as foreign corporations or limited liability companies in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except as would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole or on the performance by the Company and the Notes Guarantors of their obligations under the Securities, this Agreement and the transactions contemplated hereunder (a “Material Adverse Effect”), and have all corporate or limited liability company power and authority, as applicable, necessary to own or hold their respective properties and to conduct the businesses in which they are presently engaged.

(m) Capitalization and Other Capital Stock Matters. The Company has an authorized capitalization as set forth in each of the Disclosure Package and the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized, issued and are fully paid and non-assessable and conform to the description thereof contained in each of the Disclosure Package and the Prospectus; and all of the issued shares of capital stock or limited liability company interests as the case may be, of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid (to the extent required under the organizational documents of the applicable subsidiary or applicable law) and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except as set forth in each of the Disclosure Package and the Prospectus.

(n) The Indenture – Validity. The Company and each Notes Guarantor has all requisite corporate or limited liability company power and authority to enter into the Indenture. The Indenture has been duly and validly authorized by the Company and each Notes Guarantor and, upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of the Company and each Notes Guarantor, enforceable against the Company and each Notes Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles. The Indenture has been duly qualified under the TIA and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(o) The Indenture – Description. The Indenture will conform to the description thereof in the Disclosure Package and the Prospectus in all material respects.

(p) The Notes – Validity. The Company has all requisite corporate power and authority to issue and sell the Notes. The Notes have been duly and validly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the Notes by the Trustee, upon delivery to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles.

(q) The Notes – Description. The Notes will conform to the description thereof in the Disclosure Package and the Prospectus in all material respects.

(r) The Guarantees – Validity. Each Notes Guarantor has all requisite limited liability company power and authority to issue the Guarantees. The Guarantees have been duly and validly authorized by each Notes Guarantor and when duly executed and delivered by each Notes Guarantor in accordance with the terms of the Indenture and upon the due execution, authentication and delivery of the Notes in accordance with the Indenture and the issuance of the Notes in the sale to the Underwriters contemplated by this Agreement, will constitute valid and binding obligations of each Notes Guarantor, enforceable against each Notes Guarantor in accordance with their terms, except as such enforceability of the Notes Guarantors’ obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles.

(s) The Guarantees – Description. The Guarantees will conform to the description thereof in the Disclosure Package and the Prospectus in all material respects.

(t) The Underwriting Agreement. The Company and each Notes Guarantor has all requisite corporate or limited liability company power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Notes Guarantors.

(u) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws or similar organizational documents, (ii) is in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) except as described in the Disclosure Package and the Prospectus, is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership, leasing and/or operation of its properties or to the conduct of its business and has received no notice of any proceeding regarding the revocation or modification or non-compliance with any such license, permit, certificate, franchise or other governmental authorization or permit, except, with regard to (ii) and (iii) of this paragraph, for such defaults, violations or failures that would not reasonably be expected to have a Material Adverse Effect. The issuance and sale of the Notes, the issuance of the Guarantees and the execution, delivery and performance of this Agreement, the Indenture, the Notes, the Guarantees, and compliance with all of the provisions of, this Agreement, the Notes, the Guarantees and the Indenture, by the Company and each of the Notes Guarantors, as applicable, and the consummation of the transactions contemplated hereby and thereby and the use of the net proceeds from the sale of the Notes as described in the Disclosure Package and the Prospectus (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company, or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except where such conflict, breach, violation or default would not have a Material Adverse Effect, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except where such violation would not have a Material Adverse Effect. Except for the registration of the Securities under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Notes by the Underwriters, no consent, approval, authorization or order of, or filing, registration or qualification with any such court or governmental agency or body is required for the issue and sale of the Notes and the issuance of the Guarantees or the consummation by the Company and the Notes Guarantors of the transactions contemplated by this Agreement or the Indenture, except where the failure to receive the required consent, approval, authorization, order, filing, registration or qualification (other than as may be required under the federal securities laws) would not have a Material Adverse Effect or impair the Company’s or any of the Note Guarantor’s ability to issue and sell the Notes or the Guarantees, as applicable, or otherwise perform its obligations under this Agreement.

(v) No Applicable Registration or Similar Rights. There are no contracts, agreements or understanding between the Company, any subsidiary of the Company and any person granting such person the right (other than rights that have been waived or satisfied) to require the Company or any subsidiary to file a registration statement under the Securities Act with respect to any securities of the Company or such subsidiary owned or to be owned by such person or to require the Company or such subsidiary to have such securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement.

(w) No Loss or Change. Neither the Company, the Notes Guarantors nor any of their respective subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in each case otherwise than as set forth or contemplated in the Disclosure Package and the Prospectus and except where such loss or interference would not have a Material Adverse Effect; neither the Company nor any of its subsidiaries has entered into, since the date of the last audited financial statements included or incorporated by reference in the Disclosure Package and the Prospectus, any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case other than as set forth or contemplated in the Disclosure Package and the Prospectus; and since such date, there has not been any change in the capitalization (other than with respect to the Company’s quarterly cash dividends of $0.42 per common share and stock-based compensation awards in the ordinary course of business) or long-term debt (other than drawings under, and paydowns of, the Company’s Amended and Restated Credit Agreement dated as of January 6, 2012, including all amendments and supplements thereto and incremental term loans thereunder (the “Credit Agreement”) in the ordinary course of business or as contemplated in the Disclosure Package and the Prospectus) of the Company, the Notes Guarantors or any of their respective subsidiaries or any change or development in or affecting the general affairs, management, financial position, prospects, stockholders’ equity or results of operations of the Company, the Notes Guarantors or their respective subsidiaries, otherwise than as set forth or contemplated in the Disclosure Package and the Prospectus or as would not have a Material Adverse Effect.

(x) Financial Information. The historical consolidated financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the requirements of the Exchange Act and Regulation S-X under the Securities Act applicable to registration statements on Form S-3 under the Securities Act, as applicable, and present fairly, in all material respects, the consolidated financial condition and results of operations of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in all material respects in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods presented, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules of the Company and its subsidiaries are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus. The financial data set forth in the Disclosure Package and the Prospectus under the caption “Selected Historical Financial Data,” and the column labeled “Actual” under the caption “Capitalization” fairly present the information set forth therein as of the date referenced therein on a basis consistent with that of the audited financial statements of the Company and its subsidiaries incorporated by reference in the Disclosure Package and the Prospectus. All disclosures contained in the Registration Statement, the Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The Company’s ratio of earnings to fixed charges set forth in each of the preliminary prospectus and the Prospectus under the caption “Ratio of Earnings to Fixed Charges” and in Exhibit 12.1 to the Registration Statement have been calculated in compliance in all material respects with the requirements of Item 503(d) of Regulation S-K under the Securities Act. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(y) Independent Public Accountants. Ernst & Young LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission and included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, are an independent registered public accounting firm with respect to the Company as required by the Securities Act and the Exchange Act and the rules of the Public Company Accounting Oversight Board.

(z) Title to Properties. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company and each of its subsidiaries has good and valid title in fee simple to all real property and good and valid title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made of such property by the Company and each of its subsidiaries; and all real property and buildings held under lease by the Company and each of its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made of such property and buildings by the Company and its subsidiaries.

(aa) Insurance. The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as in the Company’s reasonable judgment is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries, except where failure to have such insurance would not, individually or in the aggregate, result in a Material Adverse Effect.

(bb) Intellectual Property Rights. The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses except where the failure to own or possess such rights would not result in a Material Adverse Effect, and the conduct of their respective businesses will not conflict with, and they have not received any notice of any claim of conflict with, any such rights of others, except which individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(cc) No Material Actions or Proceedings. Except as otherwise disclosed in the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in the Disclosure Package and the Prospectus, no such proceedings are to the knowledge of the Company and the Notes Guarantors threatened or contemplated by governmental authorities or by others.

(dd) Annual Report. There are no contracts or other documents that as of the filing date of the Company’s annual report on Form 10-K for the year ended December 31, 2016 would be required to be filed as exhibits to a Company registration statement pursuant to Item 601 of Regulation S-K that were not so filed as of February 23, 2017.

(ee) Labor Matters. No labor disturbance by the employees of the Company or any subsidiary exists or, to the knowledge of the Company and the Notes Guarantors, is imminent which could reasonably be expected to have a Material Adverse Effect.

(ff) ERISA Compliance. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any subsidiary would have any liability; neither the Company nor any subsidiary has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” of the Company or any subsidiary that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except for such action or failure which would not result in a Material Adverse Effect.

(gg) Permits. The Company and each of its subsidiaries possesses such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(hh) Tax Law Compliance. The Company and each of its subsidiaries has filed all federal, state and local income and franchise tax returns required to be filed (subject to extensions of time for the proper filing of such returns) through the date hereof and has paid all taxes as set forth in such returns, except where failure to file such Tax Returns or pay such taxes would not reasonably be expected to have a Material Adverse Effect. No tax deficiency has been determined adversely to the Company, or any of its subsidiaries (nor does the Company, the Notes Guarantors or any of the Company’s subsidiaries have any knowledge of any tax deficiency) which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect. No subsidiary of the Company that is a limited partnership or limited liability company has made an election under Section 7701 of the Code, to change its default classification for federal income tax purposes, except for any taxable REIT subsidiary (TRS) of the Company formed in the ordinary course of business of the Company that has been organized as a limited partnership or limited liability company.

(ii) Books and Records; Accounting Controls and Procedures. The Company and each of its subsidiaries (i) makes and keeps accurate books and records and (ii) maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply in all material respects with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(jj) Internal Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule l3a-15 under the Exchange Act), which (i) are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure; (ii) have been evaluated for effectiveness as required by Rule 13a-15 of the Exchange Act as of a date within 90 days prior to the filing of the Company’s most recent annual or quarterly report filed with the Commission; and (iii) are effective in all material respects to perform the functions for which they were established.

(kk) No Material Weakness in Internal Controls. Based on the evaluation of its disclosure controls and procedures and its internal controls over financial reporting, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(ll) No Significant Changes in Internal Controls. Since the date of the most recent evaluation of such disclosure controls and procedures and its internal controls over financial reporting, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(mm) Sarbanes-Oxley Compliance. The Company and to the knowledge of the Company, its officers and its directors (in their capacities as such) are in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that are effective as of the date hereof.

(nn) Compliance with Environmental Laws. There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their subsidiaries or any of their predecessors in interest) upon or from any of the property now or previously owned or leased by the Company or any of its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company, the Notes Guarantors or any of their subsidiaries or with respect to which the Company has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms “hazardous wastes,” “toxic wastes,” “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(oo) No Price Stabilization or Manipulation. Neither the Company nor any of its subsidiaries nor any of their respective affiliates has taken any action which is designed to or which has constituted stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(pp) No Restrictions on Dividends. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or other ownership interests, from repaying to the Company any loan or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Prospectus or pursuant to the provisions of (1) that certain indenture dated April 4, 2013 governing the Company’s 4.125% Senior Notes due 2020, (2) that certain indenture dated April 4, 2013 governing the Company’s 4.625% Senior Notes due 2023, (3) that certain indenture dated September 25, 2015 governing the Company’s 5.00% Senior Notes due 2022 and (4) the Credit Agreement.

(qq) No Violation of Regulations. None of the transactions contemplated by this Agreement (including without limitation, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

(rr) Assets of Notes Guarantors. Immediately after each of the Notes Guarantors has entered into the Guarantee to which it is a party, (i) the fair value of the assets of such Notes Guarantor will exceed the debts and liabilities, subordinated, contingent or otherwise, of such Notes Guarantor, (ii) the present fair saleable value of the property of such Notes Guarantor will be greater than the amount that will be required to pay the probable liabilities of such Notes Guarantor on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities, subordinated, contingent or otherwise, become absolute and matured, (iii) such Notes Guarantor will be able to pay its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, and (iv) such Notes Guarantor will not have an unreasonably small capital with which to conduct the business in which it is engaged as such business is conducted and is proposed to be conducted following the Closing Date.

(ss) Additional Debt Incurrence. Neither the Company nor any of its subsidiaries intends, or intends to permit any of its respective subsidiaries, to incur debts beyond its ability to pay such debts as they mature, taking into account the timing and the amounts of cash to be received by the Company or any of its subsidiaries and the timing and the amounts of cash to be payable on or in respect of the Company’s indebtedness or the indebtedness of each subsidiary.

(tt) Related-Party Transactions. No relationship, direct or indirect, that would be required to be described by the Company under Item 404 of Regulation S-K promulgated under the Securities Act, exists between or among the Company, any Notes Guarantor on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, or any Notes Guarantor on the other hand, other than as described in the Disclosure Package and the Prospectus.

(uu) Solvency. On and immediately after the Closing Date, the Company and its subsidiaries on a consolidated basis (after giving effect to the issuance of the Notes and the other transactions related thereto as described in the Registration Statement, the Disclosure Package and the Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Notes as contemplated by this Agreement, the Registration Statement, the Disclosure Package and the Prospectus, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v) the Company is not a defendant in any civil action that would result in a judgment that the Company is or would become unable to satisfy.

(vv) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and the Notes Guarantors, any director, officer, agent, employee or affiliate or other person associated with or acting on behalf of the Company, the Notes Guarantors or any of their subsidiaries: (i) has used any funds for any unlawful contribution, gift, property, entertainment or other unlawful expense relating to political activity; (ii) has made or taken any action in furtherance of any direct or indirect unlawful payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any foreign or domestic government official or employee (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to improperly influence official action or secure an improper advantage for the Company or any of its subsidiaries; (iii) has made, offered, or taken an act in furtherance of any bribe, unlawful rebate, payoff, influence payment, property, gift, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation of any provision of the Bribery Act 2010 of the United Kingdom, or the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA), including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, in contravention of the FCPA or any applicable anti-bribery and anticorruption laws or regulations to which the Company or any of its subsidiaries, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or its subsidiaries is subject. The Company, and its subsidiaries and to the Company’s knowledge, their affiliates, have each conducted their businesses in compliance with the FCPA and any applicable anti-bribery and anti-corruption laws or regulations and have instituted and maintained and enforced and will continue to maintain and enforce policies and procedures designed to promote and ensure, and which are reasonably expected to continue to ensure, continued compliance with all applicable anti-bribery and anti-corruption laws.

(ww) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting laws, including without limitation those of Title 18 U.S. Code section 1956 and 1957, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency having jurisdiction over the Company and its subsidiaries, and any applicable international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company or any of the Notes Guarantors, threatened.

(xx) No Conflict with Sanctions Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and the Notes Guarantors, any director, officer or employee of the Company or any of its subsidiaries, nor to the knowledge of the Company and the Note Guarantors, any agent or affiliate of the Company or any of its subsidiaries, or benefiting in any capacity in connection with this Agreement, is currently subject to or the target of any sanctions administered or imposed by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any similar sanctions imposed by any other governmental body to which the Company and its subsidiaries is subject (collectively, “Sanctions”), nor located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria) (each, a “Sanctioned Country”); none of the Company or any of its subsidiaries have engaged in during the past five years, are not now engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was subject or the target of Sanctions or with any Sanctioned Country; and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person or entity, or in any country or territory, that, at the time of such funding or facilitating, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person or entity (including any person or entity participating in the offering, whether as an underwriter, advisor, investor or otherwise) of Sanctions.

(yy) REIT Status. Commencing with the Company’s taxable year ended December 31, 2013, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code; and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(zz) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

Any certificate signed by an officer of the Company or an officer of a Note Guarantor and delivered to the Representatives or to counsel for the Underwriters in connection with this Agreement shall be deemed to be a representation and warranty by the Company or such Note Guarantor to each Underwriter as to the matters set forth therein subject to the statements and qualifications set forth therein.

SECTION 2. Purchase, Sale and Delivery of the Securities.

(a) The Notes. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company agrees to issue and sell to the several Underwriters the Notes upon the terms herein set forth, and the Underwriters agree, severally and not jointly, to purchase from the Company the respective aggregate principal amount of Notes set forth opposite their names on Schedule A. The purchase price per Note to be paid by the several Underwriters to the Company shall be equal to 99.00% of the principal amount thereof.

(b) The Closing Date. Delivery of the Securities to be purchased by the Underwriters and payment therefor shall be made at 9:00 a.m. New York time, on October 13, 2017, or such other time and date as the Representatives and the Company shall agree (the time and date of such closing are called the “Closing Date”).

(c) Public Offering of the Notes. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Notes as soon after this Agreement has been executed, the Representatives, in their sole judgment, have determined is advisable and practicable.

(d) Payment for the Notes. Payment for the Notes shall be made on the Closing Date by wire transfer of immediately available funds to the order of the Company. It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes.

(e) Delivery of the Notes. Delivery of the Notes shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(f) Delivery of Prospectus to the Underwriters. Not later than 10:00 a.m. (Eastern time) on the second business day following the date the Notes are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representatives shall reasonably request.

SECTION 3. Covenants of the Company and the Notes Guarantors. The Company and the Notes Guarantors jointly and severally covenant and agree with each of the Underwriters as follows:

(a) Representatives’ Review of Proposed Amendments and Supplements. During the period beginning on the Applicable Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Representatives reasonably object.

(b) Securities Act Compliance. During the Prospectus Delivery Period, the Company shall promptly advise the Representatives in writing (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective, (v) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any request by the Commission for any additional information, (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act and (vii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus, or the initiation or overt threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act or of any receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or of the threatening or initiation of any proceedings for any of such purposes. The Company shall use commercially reasonable efforts to prevent the issuance of any such stop order or prevention or suspension of such use. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use commercially reasonable efforts to promptly obtain the lifting of such order. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act, and will use commercially reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c) Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d) Final Term Sheet. The Company will prepare a final term sheet containing solely a description of the Notes, including the price at which the Notes are to be sold to the public, in a form approved by the Representatives, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”).

(e) Permitted Free Writing Prospectuses. The Company and each of the Notes Guarantors represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule C hereto; and provided further that no such prior written consent shall be required for the Final Term Sheet. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a

“Permitted Free Writing Prospectus.” The Company agrees that it (i) has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of any “free writing prospectus” (as defined in Rule 405 under the Securities Act )(which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) that (i) solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433 or (ii) is listed on Schedule C or prepared pursuant to Section 3(b) (including any electronic road show).

(f) Amendments and Supplements to the Registration Statement, Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition shall exist as a result of which the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus, or to file under the Exchange Act any document that will be or be deemed to be incorporated by reference in the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus, in order to make the statements therein, in light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the reasonable judgment of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus, or to file under the Exchange Act any document that will be or be deemed to be incorporated by reference in the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus, or, at the Company’s option, to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Section 3(a) hereof), file with the Commission (and use commercially reasonable efforts to have any amendment to the Registration Statement or any new registration statement be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus as so amended or supplemented, in light of the circumstances under which they were made or then prevailing (except with respect to the Registration Statement), as the case may be, not misleading or so that the Registration Statement, the Disclosure Package, any issuer Free Writing Prospectus or the Prospectus, as amended or supplemented, will comply with all applicable law.

(g) Copies of the Prospectus any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) and the Disclosure Package as the Representatives may request.

(h) Copies of the Registration Statement. The Company agrees to furnish the Representatives and counsel for the Underwriters signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith.

(i) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Company and the Notes Guarantors shall not be required to qualify as a foreign corporation or other entity or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its commercially reasonable efforts to promptly obtain the withdrawal thereof.

(j) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in each of the Disclosure Package and the Prospectus.

(k) Agreement Not to Offer or Sell Additional Securities. During the period of 90 days following the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch (which consent may be withheld at the sole discretion of Merrill Lynch), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company (other than as contemplated by this Agreement).

(l) DTC Approval. The Company shall use commercially reasonable efforts to obtain the approval of DTC to permit the Notes to be eligible for “book-entry” transfer and settlement through the facilities of DTC.

(m) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering a twelve-month period that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(n) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Securities (or, alternatively, offset such fees in accordance with Rule 457(p) of the Securities Act) within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(o) Future Reports to Stockholders. During the period of two years hereafter the Company will furnish to the Representatives: (i) to the extent not available on EDGAR, as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) to the extent not available on EDGAR, as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the Financial Industry Regulatory Authority (“FINRA”) or any securities exchange; and (iii) to the extent not available on EDGAR, as soon as available, copies of any publicly available report or communication of the Company mailed generally to holders of its capital stock.

(p) Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(q) Use of Preliminary Prospectus. The Company consents to the use and delivery of any preliminary prospectus by the Representatives in accordance with Rule 430 and Section 5(b) of the Securities Act.

(r) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities; provided, however, that this paragraph shall not apply to any stabilization or manipulation activities conducted by the Underwriters, who shall remain solely responsible for such activities.

(s) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

SECTION 4. Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, the Company and the Notes Guarantors, jointly and severally, agree, to pay all costs, expenses, fees and taxes incident to and in connection with: (i) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (ii) the preparation, printing, filing and distribution (including any form of electronic distribution) of the Registration Statement (including financial statements and exhibits), each Issuer Free Writing Prospectus, each preliminary prospectus and the Prospectus, and all amendments and supplements thereto (including the fees, disbursements and expenses of the Company’s accountants and counsel, but not, however, legal fees and expenses of the Underwriters’ counsel incurred in connection therewith); (iii) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of any Agreement among Underwriters, this Agreement, the Indenture, any blue sky memorandum and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith (but not, however, legal fees and expenses of the Underwriters’ counsel incurred in connection with any of the foregoing other than fees of such counsel plus reasonable disbursements incurred in connection with the preparation, printing and delivery of such blue sky memoranda); (iv) the issuance and delivery by the Company of the Notes and by the Notes Guarantors of the Guarantees and any taxes payable in connection therewith; (v) the qualification of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Underwriters (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Disclosure Package or the Prospectus, up to $5,000 in the aggregate for the fees and disbursements of the Underwriters’ counsel relating to such registration qualification); (vi) the preparation of certificates for the Securities (including, without limitation, printing and engraving thereof); (vii) the approval of the Notes by DTC for “book-entry” transfer (including fees and expenses of counsel); (viii) the rating of the Notes; (ix) the obligations of the Trustee, any agent of the Trustee and the counsel for the Trustee in connection with the Indenture and the Securities; (x) expenses incurred by the Company in connection with any “road show” presentation to potential investors (it being understood that the Company and the Representatives will each bear their own costs in connection with any “road show” presentation) and (xi) the performance by the Company and the Notes Guarantors of their other obligations under this Agreement. It is understood, however, that, except as provided in this Section 4, Sections 6, 7 and 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of their counsel.

SECTION 5. Conditions to the Obligations of the Underwriters. The obligations of the several Underwriters hereunder shall be subject to the accuracy, when made and on and as of the Closing Date, of the representations and warranties of the Company and each Notes Guarantor contained herein, to the performance by the Company and each Notes Guarantor of their respective obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Underwriters shall have received from Ernst & Young LLP, independent public accountants for the Company, a “comfort letter” dated the date hereof addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(b) [Reserved].

(c) Compliance with Registration Requirements; No Stop Order. For the period from and after effectiveness of this Agreement and prior to the Closing Date:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A, 430B and 430C under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act and in accordance with Section 3(b) and (c) hereof;

(ii) the Company shall have filed each Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act and in accordance with Section 3(b), 3(c), 3(d) and 3(e) hereof;

(iii) the Final Term Sheet, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433;

(iv) the Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose or pursuant to Section 8A under the Securities Act shall have been instituted or threatened by the Commission; and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form; and

(v) all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(d) No Material Adverse Change. (i) Neither the Company, any Notes Guarantor nor any of their respective subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference could reasonably be expected to have a Material Adverse Effect otherwise than as set forth or contemplated in the Disclosure Package and the Prospectus; and (ii) since such date, there shall not have been any change in the capital stock or other ownership interest (other than resulting from stock-based compensation awards in the ordinary course of business) or long-term debt (except for drawings under, and paydowns of, the Credit Agreement in the ordinary course of business or as contemplated in the

Disclosure Package and the Prospectus) of the Company, any Notes Guarantor or any of their respective subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Disclosure Package and the Prospectus (excluding any amendment or supplement thereto).

(e) No Ratings Agency Change. Subsequent to the Applicable Time and the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating according the Company’s Notes or other debt securities by any “nationally recognized statistical rating organization,” as that term is defined for purposes of Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, with possible negative implications, its rating of any of the Company’s Notes or other debt securities.

(f) Opinion of Counsel for the Company. On the Closing Date, the Representatives shall have received the opinion and 10b-5 statement of Bass, Berry & Sims PLC, counsel for the Company, in form and substance satisfactory to the Representatives, dated as of the Closing Date.

(g) Opinion of Local Counsel for the Company and the Notes Guarantors. On the Closing Date, the Representatives shall have received the opinion of (i) Miles & Stockbridge PC, counsel for the Company with regard to Maryland law, and (ii) local counsel, reasonably satisfactory to the Representatives, for each Notes Guarantor that is a “significant subsidiary” of the Company, as such term is defined in Rule 1-02(w) of the Commission’s Regulation S-X, in each case in form and substance satisfactory to the Representatives and dated as of such Closing Date.

(h) Opinion of REIT Tax Counsel for the Company. On the Closing Date, the Representatives shall have received the opinion of Latham & Watkins LLP, special tax counsel for the Company, dated as of such Closing Date to the effect that, commencing with its taxable year ended December 31, 2013, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company.

(i) Opinion of Counsel for the Underwriters. On the Closing Date, the Representatives shall have received the opinion and 10b-5 statement of Alston & Bird LLP, counsel for the Underwriters, in each case, dated as of the Closing Date, in form and substance reasonably satisfactory to, and addressed to, the Underwriters, with respect to the issuance and sale of the Notes, the Registration Statement, the Prospectus (together with any supplements thereto), the Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(j) Officers’ Certificate. On the Closing Date, the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, and this Agreement, to the effect that:

(i) the representations, warranties and covenants of the Company and the Notes Guarantors set forth in Section 1 of this Agreement were true and correct as of the date hereof and are true and correct on and as of the Closing Date with the same force and effect as though expressly made on and as of such Closing Date;

(ii) each of the Company and the Notes Guarantors has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder including those conditions set forth in Sections 5(c), (d) and (e) at or prior to such Closing Date;

(iii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, is in effect and no proceedings for such purpose or pursuant to Section 8A under the Securities Act have been instituted or threatened by the Commission; and

(iv) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form.

(k) Bring-down Comfort Letter. On the Closing Date, the Representatives shall have received from Ernst & Young LLP, independent public accountants for the Company, a “bring down comfort letter” dated such date, addressed to the Underwriters, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

(l) Indenture. The Company, the Notes Guarantors and the Trustee shall have executed and delivered the Indenture, and the Representatives shall have received a copy thereof, duly executed by the Company, the Notes Guarantors and the Trustee, as applicable.

(m) DTC Approval. On or before the Closing Date, DTC shall have accepted the Securities for “book-entry” transfer and settlement through the facilities of DTC.

(n) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(o) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and the Notes Guarantors in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication.

(p) Additional Documents. On or before the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 1, 3, 4, 6, 7, 8 and 11 through 17 hereof shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5 or 10 hereof, or if the sale to the Underwriters of the Notes on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or any Notes Guarantor to perform any agreement herein or to comply with any provision hereof, the Company and the Notes Guarantors jointly and severally agree to reimburse the Representatives and the other Underwriters (or such underwriters as have terminated this Agreement with respect to themselves), upon demand for all reasonable out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Notes, including but not limited to, reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company and the Notes Guarantors shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

SECTION 7. Indemnification.

(a) Indemnification of the Underwriters. The Company and each of the Notes Guarantors agree, joint and severally, to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act from and against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, its directors, affiliates, officers, employees, agents or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act, or caused by any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the information contained in the Disclosure Package, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or caused by any omission or alleged omission therefrom of a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and to reimburse each Underwriter, its directors, affiliates, officers, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Merrill Lynch) as such expenses are reasonably incurred by such Underwriter, or its officers, affiliates, directors, employees and agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Representatives consists of the information described as such in (b) of this Section 7. The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, the Notes Guarantors and their respective Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Notes Guarantors, each of their directors, each of their officers who signed the Registration Statement and each person, if any, who controls the Company or one of the Notes Guarantors within the meaning of the Securities Act and the Exchange Act from and against any loss, claim, damage, liability or expense, as incurred, to which either the Company or any Notes Guarantor, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B or Rule 430C under the Securities Act, or caused by any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the information contained in the Disclosure Package, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or caused by any omission or alleged omission therefrom of a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, the information contained in the Disclosure Package, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and to reimburse the Company and the Notes Guarantors, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company and the Notes Guarantors, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and each of the Notes Guarantors hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the information contained in the Disclosure Package, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth under the caption “Underwriting (Conflicts of Interest)—Short Positions” in the Prospectus. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent that it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party) to represent the indemnified party and any others entitled to indemnification pursuant to this Section 7 that the indemnifying party may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding as incurred. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the named parties (including any impleaded parties) in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action, (ii) the indemnified party shall have reasonably concluded that there may be legal defenses available to the indemnified party and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (iv) the indemnifying party and the indemnified party shall have mutually agreed. It is understood, however, that the indemnifying party shall, in connection with any proceeding or related proceeding in the same jurisdiction, not be liable for the expenses of more than one separate counsel (other than local counsel), representing the indemnified parties who are parties to such action. Any such separate firm for any Underwriter, its affiliates, employees, agents, directors and officers and any control persons of such Underwriter shall be designated in writing by Merrill Lynch, and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company.

(d) Settlements. The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

SECTION 8. Contribution. If the indemnification provided for in Section 7 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Notes Guarantors, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Notes Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Notes Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Notes Guarantors, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Company and the Notes Guarantors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company and the Notes Guarantors, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such indemnified party in connection with any action or claim. The provisions set forth in Section 7(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7(c) for purposes of indemnification.

The Company, the Note Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 8, each director, officer, affiliate, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director and officer of the Company and the Notes Guarantors, and each person, if any, who controls the Company and the Notes Guarantors within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Notes Guarantors.

The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

SECTION 9. Default of One or More of the Several Underwriters. If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase the Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities and the principal amount of Securities with respect to which such default occurs exceeds 10% of the principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 1, 3, 4, 6, 7, 8 and 11 through 17 hereof shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 9. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 10. Termination of this Agreement. Prior to the Closing Date this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading in any securities issued or guaranteed by the Company shall have been suspended or limited on any exchange or the over-the-counter market or by the Commission, or trading in securities generally on the New York Stock Exchange, the NASDAQ Global Market, the NYSE Amex or the over-the-counter market shall have been suspended or materially limited, or minimum prices shall have been established on any of such stock exchanges or markets by the Commission or FINRA; (ii) a general banking moratorium on commercial banking activities shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; (iii) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, in each case, either within or outside the United States or any material adverse change or material disruption in economic conditions of the United States (it being understood that any such change or disruption shall be relative to such conditions in effect on the date hereof), that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the public offering, sale or delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated by this Agreement, the Disclosure Package, each Issuer Free Writing Prospectus and the Prospectus or (iv) in the judgment of the Representatives there shall have occurred a Material Adverse Effect. Any termination pursuant to this Section 10 shall be without liability on the part of (a) the Company and the Notes Guarantors to any Underwriter, except that the Company and the Notes Guarantors shall be obligated jointly and severally to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof or (b) any Underwriter to the Company or the Notes Guarantors.

SECTION 11. No Agency or Fiduciary Responsibility. The Company and the Note Guarantors each acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Note Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Note Guarantors or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Note Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each of the Company and the Notes Guarantors shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or any Note Guarantor with respect thereto. Any review by the Underwriters of the Company, the Note Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or any Note Guarantor.

SECTION 12. Representations and Indemnities to Survive Delivery. The respective indemnities, rights of contributions, agreements, representations, warranties and other statements of the Company, the Note Guarantors, their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain in full force and effect, regardless of any (A) investigation made by or on behalf of any Underwriter or the affiliates, directors, officers or employees of, or any controlling person referred to in Section 7 hereof of, any Underwriter, or the Company, any Note Guarantor, or the affiliates, directors, officers or employees of, or any controlling person referred to in Section 7 hereof of, the Company or any Note Guarantor, as the case may be, or (B) acceptance of the Securities and payment for them hereunder and (ii) will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 13. Authority of the Representatives. Any action by the Underwriters hereunder may be taken by Merrill Lynch on behalf of the Underwriters, and any such action taken by Merrill Lynch shall be binding upon the Underwriters.

SECTION 14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

50 Rockefeller Plaza

NY1-050-12-02

New York, New York 10020

Facsimile: (212) 901-7897

Attention: High Yield Legal Department

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Facsimile: (212) 270-1063

Attention: Gregory Spier

SunTrust Robinson Humphrey, Inc.

3333 Peachtree Road, N.E.

Atlanta, Georgia 30326

Facsimile: (404) 439-7512

Attention: Nick Mancuso

with a copy to:

Alston & Bird LLP

1201 West Peachtree Street

4900 One Atlantic Center

Atlanta, Georgia 30309

Facsimile: (404) 881-7777

Attention: M. Hill Jeffries

If to the Company or the Notes Guarantors:

CoreCivic, Inc.

10 Burton Hills Boulevard

Nashville, Tennessee 37215

Facsimile: (615) 263-3170

Attention: David M. Garfinkle

with a copy to:

Bass, Berry & Sims PLC

150 Third Avenue South, Suite 2800

Nashville, Tennessee 37201

Facsimile: (615) 742-2775

Attention: F. Mitchell Walker, Jr.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 9 hereof, and to the benefit of (i) the Company and the Notes Guarantors, their directors, officers and employees, and any person who controls the Company or any of the Notes Guarantors within the meaning of the Securities Act and the Exchange Act, (ii) the Underwriters, their respective affiliates, the officers, directors, employees and agents of the Underwriters, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act and (iii) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from any of the several Underwriters merely because of such purchase.

SECTION 16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 17. Governing Law Provisions. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

SECTION 18. Waiver of Jury Trial. The Company, each of the Notes Guarantors and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 19. Consent to Jurisdiction. The Company and each of the Notes Guarantors hereby submit to the exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and the Company and the Notes Guarantors irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding in any such court arising out of or relating to this Agreement or the transactions contemplated hereby and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.

SECTION 20. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 21. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 7 and the contribution provisions of Section 8, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 7 and 8 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package, each Issuer Free Writing Prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

[Signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

CORECIVIC, INC.

By:	/s/ David M. Garfinkle
	Name:	David M. Garfinkle
	Title:	Executive Vice President & Chief Financial Officer

NOTES GUARANTORS

ACS CORRECTIONS OF TEXAS, L.L.C.
AVALON CORPUS CHRISTI TRANSITIONAL CENTER, LLC
AVALON TULSA, L.L.C.
CARVER TRANSITIONAL CENTER, L.L.C.
EP HORIZON MANAGEMENT, LLC
FORT WORTH TRANSITIONAL CENTER, L.L.C.
SOUTHERN CORRECTIONS SYSTEMS OF WYOMING, L.L.C.
TURLEY RESIDENTIAL CENTER, L.L.C.

By: Avalon Correctional Services, Inc.,
Its sole member

By:	/s/ David M. Garfinkle
	Name:	David M. Garfinkle
	Title:	Executive Vice President & Chief Financial Officer

CORECIVIC TRS, LLC
CCA SOUTH TEXAS, LLC
CORECIVIC, LLC

By: CoreCivic, Inc.,
Its sole member

By:	/s/ David M. Garfinkle
	Name:	David M. Garfinkle
	Title:	Executive Vice President & Chief Financial Officer

CORECIVIC OF TENNESSEE, LLC

By:	/s/ David M. Garfinkle
	Name:	David M. Garfinkle
	Title:	Executive Vice President & Chief Financial Officer

TRANSCOR AMERICA, LLC

By:	/s/ David M. Garfinkle
	Name:	David M. Garfinkle
	Title:	Executive Vice President & Chief Financial Officer

AVALON TRANSITIONAL CENTER DALLAS, LLC
CCA HEALTH SERVICES, LLC
CCA INTERNATIONAL, LLC
CORRECTIONAL ALTERNATIVES, LLC
PRISON REALTY MANAGEMENT, LLC
TECHNICAL AND BUSINESS INSTITUTE OF AMERICA, LLC

By:	CoreCivic of Tennessee, LLC,
Its sole member

By:	/s/ David M. Garfinkle
Name: David M. Garfinkle
Title: Executive Vice President & Chief Financial Officer

AVALON CORRECTIONAL SERVICES, INC.

By:	/s/ David M. Garfinkle
	Name:	David M. Garfinkle
	Title:	Executive Vice President & Chief Financial Officer

CORRECTIONAL MANAGEMENT, INC.

By:	/s/ David M. Garfinkle
	Name:	David M. Garfinkle
	Title:	Executive Vice President & Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH

                                 INCORPORATED

J.P. MORGAN SECURITIES LLC

SUNTRUST ROBINSON HUMPHREY, INC.

Acting as Representatives of the several

Underwriters named in the attached Schedule A.

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

	By:	Paul M. Liptak
Name: Paul M. Liptak
Title: Director

By:	J.P. MORGAN SECURITIES LLC

	By:	/s/ Gregory M. Spier
Name: Gregory M. Spier
Title: Managing Director

By:	SUNTRUST ROBINSON HUMPHREY, INC.

	By:	/s/ Jeffrey R. Titus
Name: Jeffrey R. Titus
Title: Managing Director

Schedule A

Underwriters

Underwriters	Principal Amount of Notes to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$47,500,000
J.P. Morgan Securities LLC	45,500,000
SunTrust Robinson Humphrey, Inc.	45,500,000
PNC Capital Markets LLC	45,500,000
Regions Securities LLC	38,500,000
Citizens Capital Markets, Inc.	17,500,000
FTN Financial Securities Corp.	10,000,000

Total	$250,000,000

Schedule B

Notes Guarantors

ACS Corrections of Texas, L.L.C.

Avalon Corpus Christi Transitional Center, LLC

Avalon Correctional Services, Inc.

Avalon Transitional Center Dallas, LLC

Avalon Tulsa, L.L.C.

Carver Transitional Center, L.L.C.

CCA Health Services, LLC

CCA International, LLC

CCA South Texas, LLC

CoreCivic, LLC

CoreCivic of Tennessee, LLC

CoreCivic TRS, LLC

Correctional Alternatives, LLC

Correctional Management, Inc.

EP Horizon Management, LLC

Fort Worth Transitional Center, L.L.C.

Prison Realty Management, LLC

Southern Corrections Systems of Wyoming, L.L.C.

Technical and Business Institute of America, LLC

TransCor America, LLC

Turley Residential Center, L.L.C.

Schedule C

Final Term Sheet dated October 11, 2017 (Attached)

PRICING SUPPLEMENT	Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-204234
Dated October 11, 2017

$250,000,000

CoreCivic, Inc.

4.75% Senior Notes due 2027

October 11, 2017

The information in this pricing supplement (this “Pricing Supplement”) supplements CoreCivic, Inc.’s preliminary prospectus supplement dated October 11, 2017 and the accompanying prospectus (the “Preliminary Prospectus Supplement”) and updates and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement. This Pricing Supplement is otherwise qualified in its entirety by reference to the Preliminary Prospectus Supplement and should be read together with the Preliminary Prospectus Supplement (including the documents incorporated by reference therein). Capitalized terms used in this Pricing Supplement but not defined have the meanings given to them in the Preliminary Prospectus Supplement.

Issuer:	CoreCivic, Inc. (the “Issuer”)

Guarantors:	ACS Corrections of Texas, L.L.C.
Avalon Corpus Christi Transitional Center, LLC
Avalon Correctional Services, Inc.
Avalon Transitional Center Dallas, LLC
Avalon Tulsa, L.L.C.
Carver Transitional Center, L.L.C.
CCA Health Services, LLC
CCA International, LLC
CCA South Texas, LLC
CoreCivic, LLC
CoreCivic of Tennessee, LLC
CoreCivic TRS, LLC
Correctional Alternatives, LLC
Correctional Management, Inc.
EP Horizon Management, LLC
Fort Worth Transitional Center, L.L.C.
Prison Realty Management, LLC

Southern Corrections Systems of Wyoming, L.L.C. Technical and Business Institute of America, LLC TransCor America, LLC Turley Residential Center, L.L.C.

Title of Securities:	4.75% Senior Notes due 2027 (the “Notes”)

Offering Format:	SEC registered

Aggregate Principal Amount:	$250,000,000

Maturity Date:	October 15, 2027

Issue Price:	100% plus accrued interest, if any, from October 13, 2017

Coupon:	4.75%

Yield to Maturity:	4.75%

Gross Proceeds:	$250,000,000

Interest Payment Dates:	April 15 and October 15 of each year, commencing April 15, 2018

Record Dates:	April 1 and October 1 of each year

Optional Redemption:	At any time prior to July 15, 2027 (three months prior to the maturity date of the Notes), the Issuer may redeem all or part of the Notes at a “make-whole” redemption price equal to the Adjusted Treasury Rate +50 basis points, plus accrued and unpaid interest, if any, to the redemption date.

On or after July 15, 2027, the Notes are redeemable at the election of the Issuer, in whole or in part, at a redemption price equal to 100% of the aggregate principal amount of Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date.

Change of Control:	Putable at 101% of aggregate principal amount, plus accrued and unpaid interest.

Trade Date:	October 11, 2017

Settlement Date:	October 13, 2017 (T+2)

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

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J.P. Morgan Securities LLC
SunTrust Robinson Humphrey, Inc.
PNC Capital Markets LLC
Regions Securities LLC

Co-Managers:	Citizens Capital Markets, Inc.
FTN Financial Securities Corp.

Use of Proceeds:	Substantially all of the net proceeds from this offering are expected to be used to repay a portion of the borrowings outstanding under the revolving portion of the Issuer’s credit facility and to pay related fees and expenses, and to the extent not used for the foregoing purposes, for working capital and other general corporate purposes, which may include investments.

CUSIP/ISIN Numbers:	21871NAA9 and US21871NAA90

Denominations/Multiple:	$2,000 x $1,000

The Issuer has filed a registration statement (including a prospectus) and a Preliminary Prospectus Supplement, dated October 11, 2017, with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus Supplement, the accompanying prospectus and the other documents that the Issuer has filed with the SEC for more complete information about the Issuer, the Guarantors, and this offering. You may get these documents, free of charge, by visiting the SEC web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the Preliminary Prospectus Supplement and the accompanying prospectus if you request it by calling BofA Merrill Lynch toll-free at 1-800-294-1322 or by email at dg.prospectus_requests@baml.com.

This communication is not an offer to sell the Notes and it is not a solicitation of an offer to buy the Notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg email or another communication system.

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